UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 27, 2006


                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)


FLORIDA                                 000-30932                 98-0346454
-------                                 ---------                 ----------
(STATE OR OTHER JURISDICTION)    (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
OF INCORPORATION)                                              IDENTIFICATION)


              335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142
                                                           --------------



                                       N/A

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))





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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 27, 2006, the Issuer (the "Company") issued a $1.2 Million unsecured subordinated promissory note (the "Note") to Ledelle Holding Limited. The Company intends to use the funds from the Note for the purchase of raw materials to fulfill purchase orders from customers as well as for general working capital.

Ledelle Holding is a corporation organized under the laws of Cyprus which is controlled by a trust of which Mr. Bengt George Odner, a director of the Company is the beneficiary. The Note bears interest at 9% per annum if principal and interest are paid in cash or at 12% per annum if principal and interest are paid in shares of restricted common stock of the Company. The Note is due and payable October 31, 2006 and may be extended at the option of the holder on a month to month basis. The Company may also prepay the Note at any time without penalty.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1 Form of Unsecured Subordinated Promissory Note issued by the Company to Ledelle Holding Limited dated June 27, 2006.


                                            SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: June 30, 2006
                                      By: /S/  JOEY SCHWARTZ
                                          --------------------------------------
                                               Chief Financial Officer